Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Castwell Precast Corporation (the “Company”) on Form 10-K for the fiscal year ended December 31, 2011 as filed with the Securities and Exchange Commission on or about the date hereof (the “Report”), I, Jason T. Haislip, President, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 26, 2012

/s/ Jason T. Haislip

Jason T. Haislip

President and Treasurer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act has been furnished to Castwell Precast Corporation and will be retained by Castwell Precast Corporation and furnished to the Securities and Exchange Commission or its staff upon request.